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                                                           Exhibit 5(b)


                                             New York, New York
                                             December 22, 1997

          Texas Utilities Electric Company
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas  75201

          Ladies and Gentlemen:

                    Referring to the proposed issuance and sale from time to time by Texas Utilities Electric Company (Company) of First Mortgage Bonds (Bonds) and unsecured debt securities (Debt Securities) in a principal amount not to exceed in the aggregate $350,000,000, as contemplated in the registration statement on Form S-3 (Registration Statement) to be filed by the Company with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, on or about the date hereof, we are of the opinion that:

                    1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

                    2. With respect to those Bonds that are to be issued at any one time (Offered Bonds), all requisite action necessary to make the Offered Bonds valid, legal and binding obligations of the Company shall have been taken when:

                    (a) The Board of Directors, an appropriate committee thereof or the appropriate officers of the Company shall have authorized the issuance and sale of the Offered Bonds, and the execution and delivery of an appropriate Supplemental Indenture to the Company's Mortgage and Deed of Trust, dated as of December 1, 1983, to Irving Trust Company (now The Bank of New
                         York), Trustee (Mortgage), and shall have taken any other action necessary to the consummation of the proposed issuance and sale of the Offered Bonds;

                    (b) The aforementioned Supplemental Indenture shall have been duly executed and delivered by the parties thereto; and

                    (c) The Offered Bonds shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Offered Bonds and in accordance with the provisions of the Mortgage, as heretofore supplemented and to be further supplemented by the aforementioned Supplemental Indenture.


                    3. With respect to those Debt Securities that are to be issued at any one time (Offered Debt Securities), all requisite action necessary to make the Offered Debt Securities valid, legal and binding obligations of the Company shall have been taken when:

                    (a) The Board of Directors, an appropriate committee thereof or the appropriate officers of the Company shall have authorized the issuance and sale of the Offered Debt Securities, and the execution and delivery of an appropriate Officer's Certificate (Certificate) under the Indenture (For Unsecured Debt Securities), dated as of August 1, 1997, between the Company and The Bank of New York, Trustee (Indenture), and shall have taken any other action necessary to the consummation of the proposed issuance and sale of the Offered Debt Securities;

                    (b) The Certificate shall have been duly executed and delivered by an appropriate officer of the Company; and

                    (c) The Offered Debt Securities shall have been issued and delivered for the consideration contemplated in the Registration Statement and any prospectus supplement relating to the Offered Debt Securities and in accordance with the provisions of the Indenture, as heretofore supplemented and to be further supplemented by the aforementioned Certificate.

                    We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters governed by the laws of the State of Texas, upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P., of Dallas, Texas, General Counsel for the Company, which is being filed as an exhibit to the Registration Statement.

                    We hereby consent to the use of our name in such Registration Statement and to the use of this opinion as an exhibit thereto.

                                                       Very truly yours,

                                                       /s/ Reid & Priest LLP

                                                       REID & PRIEST LLP